                                                                       EXHIBIT 3



                            COMPANY VOTING AGREEMENT

        THIS VOTING AGREEMENT (this "AGREEMENT") is made and entered into as of April 26, 2000, among Komag, Incorporated, a Delaware corporation ("PARENT"), and the undersigned stockholder (the "STOCKHOLDER") of HMT Technology Corp., a Delaware corporation (the "COMPANY").

                                    RECITALS

         A. The Company and Parent have entered into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT"), which provides for the merger (the "MERGER") of a subsidiary of Parent with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company shall be converted into the right to receive Parent Common Stock, as set forth in the Merger Agreement.

        B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of shares of the outstanding capital stock of the Company and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement.

        C. In consideration of the execution of the Merger Agreement by Parent, Stockholder (in his or her capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of the Company over which Stockholder has voting power so as to facilitate consummation of the Merger.

        NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

         1. Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement. For purposes of this
Agreement:

               (a) "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to
Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

               (b) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

               (c) "SHARES" shall mean: (i) all securities of the Company (including all shares of the Company Common Stock and all options, warrants and other rights to acquire shares of the Company Common Stock) owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of the Company Common Stock and all additional options, warrants and other rights to acquire shares of the Company Common Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

               (d) "TRANSFER." A Person shall be deemed to have effected a "TRANSFER" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

        2. Transfer of Shares.

               (a) Transferee of Shares to be Bound by this Agreement. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (a) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request); and (b) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

               (b) Transfer of Voting Rights. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares.

        3. Agreement to Vote Shares. At every meeting of the stockholders of the Company called, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company, Stockholder (in his or her capacity as such) shall cause the Shares to be voted (i) in favor of the Merger, (ii) in favor of the Merger Agreement, as modified or amended from time to time in accordance with its terms and with approval of the Board of Directors of the Company, (iii) in favor of any matter that could reasonably be expected to facilitate the Merger, and (iv) against any matter that could reasonably be expected to prevent the Merger. Notwithstanding the foregoing, and notwithstanding any other provision of this Agreement, nothing in this Agreement shall limit or restrict stockholder from acting in stockholder's capacity as a director or officer of Parent (it being understood that this Agreement shall apply to stockholder solely in stockholder's capacity as a stockholder of Parent) or voting in stockholder's sole discretion on any matter other than those matters referred to in the foregoing clauses (i) - (iv) of this Section 3.

        4. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "PROXY"), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

        5. Representations and Warranties of the Stockholder. Stockholder (i) is the beneficial owner of the shares of the Company Common Stock and options and warrants to purchase Company Common Stock indicated on the final page of this Agreement, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances;
(ii) does not beneficially own any securities of the Company other than the shares of the Company Common Stock and options and warrants to purchase shares of Common Stock of the Company indicated on the final page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

        6. Additional Documents. Stockholder (in his or her capacity as such) hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement.

        7. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

        8. Miscellaneous.

               (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

               (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

               (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

               (e) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

               If to Parent:        Komag, Incorporated
                                    1704 Automation Parkway
                                    San Jose, California 95131
                                    Attention:     Chief Financial Officer
                                    Facsimile:     (408) 946-1126

               With copies to:      Wilson Sonsini Goodrich & Rosati,
                                    Professional Corporation
                                    650 Page Mill Road
                                    Palo Alto, California 94304-1050
                                    Facsimile:  (650) 461-5375
                                    Attention:     Alan K. Austin, Esq.

               and to:              Wilson Sonsini Goodrich & Rosati
                                    Professional Corporation
                                    One Market Street
                                    Spear Street Tower
                                    San Francisco, California 94105
                                    Facsimile:  (415) 947-2099
                                    Attention:  Steve L. Camahort, Esq.

               If to Stockholder:   To the address for notice set forth on the
                                    signature page hereof.

               (f) Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.

               (g) Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

               (h) Officers and Directors. To the extent that Stockholder is or becomes (during the term hereof) a director or officer of the Company, he or she makes no agreement or understanding herein in his or her capacity as such director or officer, and nothing herein will limit or affect, or give rise to any liability to Stockholder by virtue of, any actions taken by Stockholder in his or her capacity as an officer or director of the Company in exercising its rights under the Merger Agreement.

               (i) Effect of Headings. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

               (j) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

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         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                                      -5-
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        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written. The undersigned is executing this Agreement only in its capacity as a stockholder. Such signature in no way affects its obligations as an officer or director of the Company.


Komag, Incorporated                                    STOCKHOLDER




By:                                     By:
   ------------------------------          -------------------------------------
                                                 Signature

Name:                                   Name (Print):
     ----------------------------                    ---------------------------

Title:                                  Title:
      ---------------------------             ----------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        Print Address

                                        ----------------------------------------
                                        Telephone

                                        ----------------------------------------
                                        Facsimile No.

                                        Share beneficially owned:

                                        ___________ shares of the Company Common
                                                    Stock

                                        ___________ shares of the Company Common
                                                    Stock issuable upon exercise
                                                    of outstanding options or
                                                    warrants


                  [SIGNATURE PAGE TO COMPANY VOTING AGREEMENT]

                                    EXHIBIT A

                                IRREVOCABLE PROXY

        The undersigned stockholder of HMT Technology Corp., a Delaware corporation (the "COMPANY"), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of Komag, Incorporated, a Delaware corporation ("PARENT") and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "SHARES") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

        This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Company Voting Agreement of even date herewith by and among Parent and the undersigned stockholder (the "VOTING AGREEMENT"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger (the "MERGER AGREEMENT"), by and between Parent, a subsidiary of Parent ("MERGER SUB") and the Company. The Merger Agreement provides for the merger of Merger Sub with and into the Company in accordance with its terms (the "MERGER"). As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to
Article VII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

        The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of the Company and in every written consent in lieu of such meeting (i) in favor of the Merger, (ii) in favor of the Merger Agreement, as modified or amended form time to time in accordance with its terms and with approval of the Board of Directors of the Company, (iii) in favor of any matter that could reasonably be expected to facilitate the Merger, and (iv) against any matter that could reasonably be expected to prevent the Merger.

        The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

        Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned is executing this Proxy only in its capacity as a stockholder. Such signature in no way affects its obligations as an officer or director of the Company.

        This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.



Dated: April 26, 2000



                             Signature of Stockholder:
                                                      --------------------------

                             Print Name of Stockholder:
                                                       -------------------------

                             Shares beneficially owned:

                                     __________ shares of the Company Common
                                                Stock

                                     __________ shares of the Company Common
                                     Stock issuable upon exercise of outstanding options or warrants




                      [SIGNATURE PAGE TO IRREVOCABLE PROXY]